Exhibit 31.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, David S. Silverman, certify that:

1.    I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Union Bankshares, Inc. (as so amended, the "Annual Report"); and

2.    Based on my knowledge, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report.

Date: May 2, 2022

/s/ David S. Silverman
David S. Silverman Director, President and Chief Executive Officer (Principal Executive Officer)